Exhibit 23.1

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference of our report dated February 14, 2020 with respect to the consolidated financial statements of E-Home Household Service Holdings Limited, for the years ended June 30, 2019 and 2018 in this Amendment No.3 of Registration Statement on Form F- 3 of E-Home Household Service Holdings Limited and the related Prospectus of E-Home Household Service Holdings Limited filed with the Securities and Exchange Commission.

/s/ Thayer O’Neal Company, LLC Thayer O’Neal Company, LLC Sugar Land, Texas

December 23, 2021